CREDIT AGREEMENT


	BETWEEN


	MALLON RESOURCES CORPORATION
	a Colorado corporation
	and
	MALLON OIL COMPANY,
	a Colorado corporation
	(collectively, "Borrower")


	AND



	AQUILA ENERGY CAPITAL CORPORATION,
	a  Delaware corporation
	("Lender")



	_________________________________

	Dated as of September 9, 1999



					TABLE OF CONTENTS

                                                          											PAGE


ARTICLE I: Definitions and References 				               	             1
Section 1.1 Defined Terms							                                       1
Section 1.2 Exhibits and Schedules					 	                             10
Section 1.3 Amendment of Defined Instruments	 			                     11
Section 1.4 References and Titles						                               11
Section 1.5 Calculations and Determinations				                       11

ARTICLE II: The Loans			 					                                        11
Section 2.1 The Loans.  	 						                                      11
Section 2.2 Use of Proceeds 							                                   13
Section 2.3 Repayment of the Loans	 					                             14
Section 2.4 Prepayment of the Loans	 					                            14
Section 2.5 Application of Receipts		 				                            14
Section 2.6 Mandatory Prepayment of the Loans			        	             15
Section 2.7 Initial Swap Agreement						                              15

ARTICLE III: Security			 					                                        15
Section 3.1 Security					 			                                         15
Section 3.2 Perfection and Protection of Security Interests and Liens	15
Section 3.3 Release of Collateral		 				                              16

ARTICLE IV: Representations and Warranties				                        16
Section 4.1 Representations and Warranties of Borrower		              16
Section 4.2 Employees								                                         20

ARTICLE V: Notice of Certain Events						                             20
Section 5.1 Notice of Unmatured Event of  Default, Event of Default,
and Other Matters									                                            20
Section 5.2 Other Information							                                  21

ARTICLE VI: Special Provisions Relating to Equipment			               21
Section 6.1 Location: Records							                                  21
Section 6.2 Maintenance								                                       21
Section 6.3 Dispositions							                                       22

ARTICLE VII: Covenants of Borrower						                              22
Section 7.1 Affirmative Covenants						                               22
Section 7.2 Negative Covenants						                                  28

ARTICLE VIII: Further Rights of Lender					                           31
Section 8.1 Maintenance of Security Interests				                     31
Section 8.2 Performance of Obligations					                           31
Section 8.3 Access to Collateral						                                32
Section 8.4 Issuance of Mallon Stock to Lender				                    32
Section 8.5 Overriding Royalty Interest					                          34
Section 8.6 ORRI Option								                                       34
Section 8.7 Removal and Appointment of Operator				                   35
Section 8.8 Set-Off Rights							                                     35
Section 8.9 Joint and Several Liability of Borrowers			               36

ARTICLE IX: Closing; Conditions to Closing	             			           36
Section 9.1 Closing								                                           36
Section 9.2 Conditions to Closing						                               36
Section 9.3 Conditions Precedent to Funding of Development Loans     	38

ARTICLE X: Events of Default and Remedies					                        39
Section 10.1 Events of Default				                                  		39
Section 10.2 Acceleration							                                      41
Section 10.3 Remedies								                                         42
Section 10.4 Indemnity								                                        42

ARTICLE XI: Miscellaneous							                                      43
Section 11.1 Waivers and Amendments; Acknowledgments and Admissions   43
Section 11.2 Survival of Agreements: Cumulative Nature		              44
Section 11.3 Notices								                                          45
Section 11.4 Parties in Interest; Transfers				                       46
Section 11.5 Governing Law; Submission to Process			                  46
Section 11.6 Limitation on Interest						                             46
Section 11.7 Termination; Limited Survival				                        47
Section 11.8 Severability							                                      47
Section 11.9 Counterparts							                                      48
Section 11.10  Further Assurances						                               48
Section 11.11  Waiver of Jury Trial, Punitive Damages, Etc.          	48
Section 11.12  Controlling Provision Upon Conflict			                 48

ARTICLE XII: Arbitration							                                       48
Section 12.1  Arbitration							                                      48



EXHIBITS

Exhibit A			Hydrocarbon Producing Property Descriptions and Related Assets
          					of Borrower
Exhibit B			Advancing Note
Exhibit C			Property Operating Statement
Exhibit D			Development Notice
Exhibit E			Cost Certificate
Exhibit F			Overriding Royalty Interest Conveyance


SCHEDULES

Schedule 1.1(b)		Gas Plant Assets
Schedule 2.1   		Development Operations
Schedule 4.1(c)		Shareholder obligations
Schedule 4.1(g)		Parent Borrower's Financial Statements
Schedule 4.1(h)		Other obligations and restrictions
Schedule 4.1(j)		Claims and Litigation
Schedule 4.1(l)		Borrower's Places of Business
Schedule 4.1(m)		Unpaid bills
Schedule 4.1(n)		Liens other than Permitted Encumbrances
Schedule 4.1(o)		Purchasers of Hydrocarbons
Schedule 4.1(p)		Existing Hydrocarbon Sales Agreements
Schedule 4.1(q)		Existing Swap Agreements
Schedule 4.1(v)		Compliance with environmental and other laws
Schedule 6.1	   	Equipment descriptions
Schedule 7.2(k)(i)	Costa Rica Subsidiary
Schedule 7.2(k)(ii)	Planned Equity Offering


                           	CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made and entered into this 9th day of September
1999, by and among MALLON RESOURCES CORPORATION, a Colorado corporation and MALLON OIL COMPANY, a Colorado corporation (collectively, the "Borrower"), and AQUILA ENERGY CAPITAL CORPORATION, a Delaware corporation (the "Lender").

WHEREAS, Borrower has requested that Lender make available, and Lender is willing to make available to Borrower on the terms and conditions hereinafter set forth, a loan for the development of certain oil and gas properties located in various counties in the states of New Mexico, Alabama, Colorado, North Dakota, Oklahoma, and Wyoming.

NOW, THEREFORE, the parties hereto in consideration of the foregoing and the terms, covenants, provisions and conditions hereinafter set forth hereby agree as follows:

	ARTICLE I: Definitions and References

Section I.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below

"Advancing Note" has the meaning assigned to such term in Section 2.1 of this Agreement.

"AFE" means Authorization for Expenditures.

"Affiliate(s)" means, as to any Person (as hereinafter defined), any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event (i) any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a business entity or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such other Person, (ii) any subsidiary of Borrower shall be deemed to be an Affiliate of Borrower, and (iii) the parent and any sister entity of Borrower shall be deemed to be an Affiliate of Borrower.

"Agency Agreement" has the meaning given to such term in Section 7.1(b) of this Agreement.

"Agreement" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in compliance with applicable provisions hereof.

"Approved Overhead" shall mean Borrower's general and administrative costs and expenses in the agreed amount of Two Hundred Eight Thousand Three Hundred Thirty-Three and No/100 Dollars ($208,333.00) per month for each production month from September 1999 through August 2001.

"Arbitration Notice" has the meaning given to such term in Section 12(c).

"Borrower" has the meaning given to such term in the preamble of this Agreement.

"Borrower Stock" means common stock of Parent Borrower, free and clear of any lien, claim or encumbrance.

"Borrower's Public Reports" shall mean the annual, quarterly and special reports most recently filed by Parent Borrower prior to the Closing with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, including Parent Borrower's proxy materials.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Houston, Texas.

"Closing" has the meaning given such term in Section 9.1.

"Closing Date" has the meaning given such term in Section 9.1.

"Collateral" means all property of any kind which, pursuant to any Loan Document, is subject to a Lien in favor of Lender or is purported or intended to be subject to such a Lien, including without limitation, the Equipment (including Fixtures), the Properties and the Hydrocarbons produced therefrom or attributable thereto, but excluding the Gas Plant Assets.

"Cost Certificate" has the meaning set forth in Section 2.1.

"Debt" means, as to the Borrower, all indebtedness, liabilities and obligations of Borrower, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered debt pursuant to GAAP, excluding, however, trade payables and accrued expenses incurred in the ordinary course of business so long as the same are being paid prior to becoming delinquent or are being diligently contested in good faith by appropriate proceedings, and further excluding Borrower's deferred revenue and revenue received and held by Borrower on behalf of third parties.

"Debt Service" means the principal and interest due pursuant to the Advancing Note for any Interest Period.

"Dedication Rate" has the meaning given in Section 2.5(b).

"Defensible Title" means (i) with respect to the Properties, such title that: (A) with respect to each well or Unit located on the Leases entitles Subsidiary Borrower to receive, free and clear of all royalties, overriding royalties and net profits interests (except the ORRI), or other burdens on or measured by production of Hydrocarbons, not less than the Net Revenue Interests of Subsidiary Borrower reflected in Exhibit A for such wells or Units for the productive life of such well or Unit (subject only to the Permitted Encumbrances); and (B) with respect to each well or Unit located on the Leases obligates Subsidiary Borrower to bear costs and expenses relating to the maintenance, development and operation of such well or Unit in an amount not greater than the Working Interests of Subsidiary Borrower reflected in Exhibit
A for the productive life of such well or Unit (subject only to the Permitted Encumbrances); free and clear of any security interest, lien, encumbrance, mortgage, claim, security agreement or other charge, other than the Permitted Encumbrances and any liens, mortgages, and security interests in favor of Lender and its Affiliates or which are permitted hereunder.

"Development Loan(s)" means the loan or loans made or to be made from Lender to Borrower to fund Borrower's share of the costs and expenses attributable to the Development Operations.

"Development Notice" means a written request from Borrower to Lender for an advance of funds under the Development Loan, in the form attached hereto as Exhibit E.

"Development Operations" means those operations described on Schedule 2.1 attached hereto.

"Direct Taxes" means (a) Property Taxes, (b) Severance Taxes, (c) ad valorem taxes, (d) conservation taxes, and (e) any other taxes of any kind, excluding only income taxes and franchise taxes, imposed on Borrower or any producer in connection with or as a result of its ownership of interests in the Properties.

"Engineers" means, unless specifically provided otherwise, Ryder Scott Co.
or such other independent petroleum engineering firm as is mutually agreed upon by Borrower and Lender.

"Environmental Laws" means any and all federal, state or local statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes. For purposes of this definition, "chemicals" includes all substances referred to in the second sentence of the definition herein of "Hazardous Materials".

"Equipment" means all equipment of Borrower of every kind and nature used for or in the operation of the Properties, whether located on the Properties or located elsewhere, including but not limited to, pipelines, well and lease equipment and surface equipment, casing, tubing, connections, rods, pipe, machines, compressors, gathering systems, meters, motors, pumps, tankage, fixtures, storage and handling equipment and all other equipment or movable property of any kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may now or hereafter have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all logs and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing, specifically including, but not limited to, the Equipment described on Schedule 6.1, but specifically excluding the Gas Plant Assets.

"Equipment Lender" means the Person who makes the Equipment Loan to Borrower.

"Equipment Loan" means a loan or a sale-leaseback transaction in an amount not to exceed $5,500,000.00 entered into by Borrower with a third Person at or prior to Closing, the proceeds of which shall be used to repay at or prior to Closing certain Indebtedness owed by Borrower to Bank One, Texas, N.A. in order to obtain a release of such bank's liens and security interests on the Gas Plant Assets, and which transaction shall involve or be secured by solely the Gas Plant Assets.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

"ERISA Plan" means any employee pension benefit plan which is maintained by any Person subject to Title IV of ERISA.

"Event of Default" has the meaning given such term in Section 10.1;

"Financial Statements" has the meaning given such term in Section 4.l(g).

"Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

"Fiscal Year" means a twelve-month period ending on December 31 of any year.

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

"Gas Plant Assets" means the East Blanco Gas Plant in Rio Arriba County, New Mexico and the assets associated therewith, as more fully described on
Schedule 1.1(b).

"Gas Transportation Fees" means natural gas gathering and transportation fees incurred by Subsidiary Borrower upstream of the point of sale of Subsidiary Borrower's share of gas produced from the Leases, but only to the extent that such fees are not first deducted in order to determine the price payable to Subsidiary Borrower for the sale of such gas and excluding any such fees that are otherwise included in Operating Expenses.

"Gross Receipts" means, in connection with the Loans or Advancing Note for any Interest Period, Borrower's share (inclusive of royalty and overriding royalty interests attributable thereto) of all sums received by Borrower during such Interest Period in connection with the Properties, including, but not limited to, Swap Settlement Proceeds and proceeds under gas purchase agreements, oil purchase agreements, natural gas liquids purchase agreements, operating agreements, and any other receipts relating to or arising from the Properties.

"Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise. "Hazardous Materials" also includes (a) any petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel (including any mixtures of the foregoing) that has been or may be emitted, discharged or released into the environment, and (b) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal reserves.

"Hydrocarbons" means crude oil, condensate, natural gas, natural gas liquids and other hydrocarbons.

"Hydrocarbon Purchase and Sale Agreement" means a base agreement for sales of gas by Borrower and purchases of such gas by Lender or its Affiliate (subject to individual transaction confirmations), in form mutually acceptable to Borrower and Lender.

"Indebtedness" means and includes (i) all obligations for borrowed money of any kind or nature, including funded and unfunded debt or guarantees thereof and contingent obligations in respect of any of the foregoing including, without limitation, reimbursement obligations in respect of letters of credit, and (ii) all obligations for the acquisition or use of any fixed asset or improvements thereto, including capitalized leases but excluding operating leases, which are payable over a period longer than one year or guarantees thereof, regardless of the term thereof or the Person or Persons (each as hereinafter defined) to whom the same is payable; provided, however, that Indebtedness shall not include trade payables and accrued expenses incurred in the ordinary course of business so long as the same are being paid prior to becoming delinquent or being diligently contested in good faith.

"Initial Loan" has the meaning set forth in Section 2.1.

"Initial Reserve Report" means that certain reserve report dated January 1, 1999 prepared by Ryder Scott Co. with respect to the Properties.

"Intercreditor Agreement" means that certain agreement in form and substance satisfactory to Lender, in its discretion, by and among Borrower, Lender and the Equipment Lender pursuant to which Borrower and the Equipment Lender shall each be required to provide to Lender copies of each notice sent or received by either such party pursuant to any and all agreements on other documents relating to the Equipment Loan, and pursuant to which Lender shall have the right, but not the obligation, to cure any default by Borrower with respect to the Equipment Loan, and/or to obtain from the Equipment Lender an assignment of the Equipment Loan, all liens and security interests securing same, and all rights associated therewith by paying to the Equipment Lender the outstanding unpaid obligations of Borrower then due on the Equipment Loan.

"Interest Period" means each monthly period beginning on (and including) the Repayment Date in one calendar month and ending on (but not including) the Repayment Date in the next following calendar month, provided that the first Interest Period for the Advancing Note and Loans shall begin on the date such Advancing Note and Loans are first funded and be for the duration specified in such Advancing Note.

"Interest Rate" means that interest rate stated in the Advancing Note.

"Investment" in any Person means the amount paid or committed to be paid or the value of property or wages contributed or committed to be contributed by the Person making the Investment on its account for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or any evidence of Indebtedness of such Person in whom the Investment is made.

"Lease" or "Leases" means, whether one or more, (i) those certain oil and gas leases set forth in the description of the Property attached hereto as Exhibit A, and any other interests in the Leases, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such Lease or Leases, or (ii) other oil, gas and/or mineral leases or other interests pertaining to the Properties which may now and hereafter be made subject to the lien of any of the Security Documents and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases.

"Lender" has the meaning assigned to such term in the first paragraph of this Agreement, and its successors and assigns as holders of the Advancing Note.

"Letters in Lieu" means those certain letters in lieu of transfer orders, duly executed by Borrower, in the form satisfactory to Lender.

"Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows it to have such Debt satisfied out of such property or assets prior to the satisfaction of general creditors of the owner of such property or assets, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

"Loans" means, collectively, the Initial Loan and the Development Loans and "Loan" means, individually, the Initial Loan and/or any of the Development Loans as described in Section 2.1.

"Loan Documents" means this Agreement, the Advancing Note, the Mortgage, the Security Agreement, the Overriding Royalty Interest Conveyance, the Agency Agreement, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore or hereafter delivered by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations.

"Loan Termination Date" means the earlier of (a) September 9, 2003, (b) the date of payment and performance in full of all the Obligations of Borrower under the Loan Documents (other than the Overriding Royalty Interest Conveyance), and (c) the date on which Lender notifies Borrower of the acceleration of payment of all Obligations because of the occurrence of an Event of Default.

"Maximum Rate" means the maximum non-usurious rate of interest that Lender is permitted under applicable law to contract for, take, charge, or receive from Borrower.

"Mortgage" has the meaning given such term in Section 3.1.

"Net Revenue" means Gross Receipts minus Subsidiary Borrower's share of Operating Expenses, Direct Taxes, royalties and overriding royalty interests with respect to each Property, Gas Transportation Fees, Approved Overhead payments, Swap Settlement Payables and marketing fees due under the Agency Agreement.

"Net Revenue Interest" or "NRI" have the meaning given such terms in the Mortgage.

"Obligations" means all Debt and performance obligations from time to time owing from Borrower to Lender or any of Lender's Affiliates under or pursuant to any of the Loan Documents in connection with this Agreement or any transaction contemplated hereby, including without limitation, all principal, interest, fees, expenses, costs, covenants and indemnities.

"Operating Agreements" means operating agreements relating to the Properties, including, without limitation, all those certain operating agreements which relate to or arise from the Properties, pursuant to which Borrower is or hereafter becomes the operator.

"Operating Expenses" means (a) direct lease operating expenses and well maintenance expenses (such well maintenance expenses shall be limited to those expenditures authorized to be made without additional approval under the applicable operating agreements, not to exceed $200,000.00 in the aggregate net to Subsidiary Borrower's interest, during any rolling twelve-month period), which arise from Subsidiary Borrower's Working Interests in the wells that are subject to the Mortgage, that are billed to Subsidiary Borrower by the Operator or incurred by the Subsidiary Borrower, as Operator, of the Properties, and (b) Subsidiary Borrower's Working Interest share of expenses incurred in the repair, maintenance and replacement of damaged or obsolete Equipment.

"Operating Report" has the meaning given such term in Section 7.1(v).

"Operator" means any operators, including contract operators, of the Properties (as such terms are generally understood in the oil and gas industry) and as approved by Lender pursuant to Section 8.7 hereof.

"ORRI" means, except as otherwise defined and used in the Mortgage, that overriding royalty interest in Hydrocarbons in, under and produced from or attributable to the Leases constituting the Properties, if required to be conveyed by Borrower to Lender pursuant to the Overriding Royalty Interest Conveyance.

"ORRI Option" means the option, at Borrower's sole discretion, to purchase the ORRI from Lender after such interest has been valued by a mutually agreeable independent engineering firm.

"ORRI Sale Date" has the meaning given such term in Section 8.6.

"Overriding Royalty Interest Conveyance" means an assignment, in the form attached hereto as Exhibit F, pursuant to which Subsidiary Borrower grants to Lender a cost-free overriding royalty interest equal to a percentage determined pursuant to Section 8.5 of the Hydrocarbons and other minerals attributable to Subsidiary Borrower's Working Interest in the Properties, such grant to be made if and when required by Section 8.4.

"Parent Borrower" means Mallon Resources Corporation, a Colorado corporation.

"Permitted Encumbrances" has the meaning given such term in the Mortgage.

"Person" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

"Properties" means those certain properties described in Exhibit A, attached hereto and made a part hereof collectively.

"Property Operating Statement" means the monthly statement, in the form attached hereto as Exhibit C, to be prepared and delivered by Borrower to Lender, pursuant to Section 2.5 hereof.

"Property Taxes" means taxes imposed annually on Borrower which are based on or measured by the estimated value (at the time such taxes are assessed) of any oil and gas situated within the Properties.

"Proved Developed Producing Reserves" means Proved Reserves that are estimated to be recoverable by existing wells that are then capable of producing such reserves.

"Proved Reserves" means the current estimated quantity of Hydrocarbons which analysis of geologic and engineering data demonstrate with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions based on either actual production or conclusive formation tests.

"Purchasers of Hydrocarbons" means the Persons listed on Schedule 4.1(o) attached hereto, and all other Persons who, now or may in the future, purchase Hydrocarbons attributable or allocable to Subsidiary Borrower's Working Interest in the Properties.

"Put Option" has the meaning given such term in Section 8.4.

"Put Price" has the meaning given such term in Section 8.4.

"Repayment Date" means, prior to the satisfaction of all Obligations, the thirtieth (30th) day of each month (except that February shall be on the 28th day), commencing November 1999.

"Request for Commitment" means a written request from Borrower to Lender for an advance of funds under the Development Loan to fund Subsidiary Borrower's share of costs and expenses to be incurred in Substitute Development Operations, which shall be substantially in the same form as the Development Notice attached hereto as Exhibit E, except that the title shall be revised to read "Request for Commitment" and it shall otherwise conform to the requirements set forth in
Section 2.1 hereof.

"Reserve Report" means, unless specifically denoted otherwise, the petroleum engineering report defined in Section 7.1(f) hereof.

"Security Agreement" means a security agreement (Accounts, Equipment, General Intangibles and Inventory) executed by Borrower as debtor in favor of Lender as secured party dated as of the date hereof, in form and substance satisfactory to Lender, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

"Security Documents" means the Mortgage and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations.

"Severance Taxes" means taxes imposed on Hydrocarbons produced from a well that are based on or measured by the amount or value of such production..

"Structuring Fee" means the fee owed by Borrower to Lender as consideration, in part, for Lender's assistance to Borrower in structuring the transactions contemplated under this Agreement and the other Loan Documents, in an amount equal to one percent (1.0%) of the maximum aggregate Loans available to be advanced to Borrower pursuant to Section 2.1.

"Subsidiary" means for any Person any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned directly or indirectly, by such Person and/or one or more of its subsidiaries.

"Subsidiary Borrower" means Mallon Oil Company, a Colorado corporation, the wholly owned subsidiary of Parent Borrower.

"Substitute Development Operations" means drilling, sidetracking, deepening, completing, recompleting or reworking operations proposed to be conducted by Borrower with respect to any of the Leases and that are not included in the Development Operations described on Schedule 2.1 attached hereto.

"Swap Agreement" means: (a) any (i) interest rate or currency swap, rate cap, rate collar, forward agreement and other exchange or rate protection agreements or any option with respect to any such transaction and (ii) any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement related to Hydrocarbons or any option with respect to such transaction, as more specifically provided in those certain master swap agreements on International Swap Dealers Association forms and the schedules thereto and any confirmations thereunder which Borrower enters into with or through Lender of even date herewith and any other confirmations which Borrower may hereafter enter into with or through Lender; and (b) all those certain agreements listed on Schedule 4.1(q) attached hereto.

"Swap Settlement Payables" means any settlement amounts payable by Borrower under the terms of any executed Swap Agreement.

"Swap Settlement Proceeds" means any settlement amounts paid to Borrower under the terms of any executed Swap Agreement.

"Tax Claim" means any claim by a taxing authority that Borrower owes any amount of taxes of any kind other than claims for Severance Taxes and Property Taxes.

"Title Opinions" means those certain title opinions to be addressed and delivered to Borrower and Lender on or prior to the Closing Date and certain post-closing title opinions, reports or other evidences of title acceptable to Lender delivered pursuant to Section 7.1(t), as the same may be or are required to be updated under this Agreement, covering all of the Properties from inception.

"Unit" means a pooled unit or proration unit as designated by an effective designation of unit, proration unit plan, or other instrument of similar impact properly filed with the appropriate governmental authority.

"Unmatured Event of Default" means any event or condition which would, with the giving of any requisite notices and/or the passage of any requisite periods of time, constitute an Event of Default.

"Working Interest" or "WI" have the meaning given such terms in the Mortgage.

Section I.2 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein by reference and made a part hereof for all purposes.

Section I.3 Amendment of Defined Instruments . Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document; provided, that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

Section I.4 References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless otherwise expressly provided. Section and subdivision headings are for convenience only, do not constitute any part of such sections or subdivisions and shall be disregarded in construing the language contained in such sections or subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular sections or subdivisions unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur.

 The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section I.5 Calculations and Determinations. All calculations pursuant to the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 days. Unless otherwise expressly provided herein or Lender otherwise consents in writing, all financial statements and reports to be furnished to Lender under the Loan Documents shall be prepared and all financial computations and determinations made pursuant to the Loan Documents, and with respect to the financial statements, shall be made in accordance with GAAP.

	ARTICLE II: The Loans

Section II.1 The Loans. Subject to satisfaction of all terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Lender's receipt from Borrower of the Cost Certificate relating to each Development Loan disbursement, and provided no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Borrower shall have the right to request and receive advances from Lender of the Loan(s) up to an aggregate of Forty-Five Million Seven Thousand Dollars ($45,700,000.00), to be used exclusively for refinancing certain indebtedness and for those certain
development operations described in Schedule 2.1 attached hereto.   At Closing,
subject to satisfaction of all terms and conditions of this Agreement and the other Loan Documents, Lender shall advance to Borrower an initial Loan in the amount of Thirty Million, Two Hundred Fifty Thousand Dollars ($30,250,000.00) (the "Initial Loan") out of the aggregate Loans available hereunder, to be used by Borrower exclusively for the purposes set forth in Section 2.2(a) hereof.
The Loan(s) shall be evidenced by the Advancing Note. The Interest Rate on such Advancing Note shall be as specified therein and the final maturity date of such Advancing Note shall be the Loan Termination Date. The Advancing Note shall be secured by the Mortgages and the other Security Documents.

At least thirty (30) days prior to the commencement of any Development Operation, Borrower shall send to Lender a Development Notice listing all applicable expenditures that Borrower desires to make to conduct such Development Operations; provided, however, that with respect to all Development Operations that are shown on Schedule 2.1 as having an estimated commencement date within thirty (30) days from the date of Closing, Borrower is hereby deemed to have provided the requisite Development Notice to Lender.

If Borrower desires to conduct any Substitute Development Operation, it must send a Request for Commitment to Lender at least thirty (30) days prior to the proposed commencement date of such Substitute Development Operation. The Request for Commitment shall be in substantially the same form as a Development Notice, except that the title thereof shall be revised to read "Request for Commitment," and such Request for Commitment shall not only include a detailed description of the Substitute Development Operations desired to be conducted, together with a detailed listing of all estimated expenditures relating thereto, but it shall also identify the Development Operations listed on Schedule 2.1 that Borrower proposes to delete from Schedule 2.1 and for which the estimated expenditures shown on Schedule 2.1 equal or exceed the estimated expenditures relating to the proposed Substitute Development Operations. Within fifteen (15) days after Lender has received from Borrower a Request for Commitment and any additional information relating to the proposed Substitute Development Operations as Lender may request, Lender shall notify Borrower whether Lender approves of the proposed Substitute Development Operations, and if so approved by Lender, Lender shall thereafter be committed to advance to Borrower, as part of the Development Loan, the estimated expenditures attributable to such Substitute Development Operations.

After Borrower has incurred any of the costs and expenses attributable to the Development Operation identified in any such Development Notice or to an approved Substitute Development Operation identified in any such Request for Commitment, Borrower may submit to Lender a Cost Certificate, duly executed by an officer of Borrower, certifying the amount of costs and expenses that have been incurred by Borrower and are payable in connection with such proposed Development Operations or Substitute Development Operations, together with the supporting documentation referred to in the form of Cost Certificate attached hereto as Exhibit E. All Cost Certificates to be submitted to Lender during any Calendar month shall be submitted to Lender on or before the twentieth (20th) day of such calendar month along with the Property Operating Statement to be submitted to Lender during that month in accordance with Section 2.5 hereof. Within five (5) business days after receipt from Borrower of a Cost Certificate and supporting documentation, in compliance with the requirements of this Section, Lender shall fund the advances so substantiated by such Cost Certificate.

Any Development Notice shall relate solely to Development Operations that are described in Schedule 2.1 and any Request for Commitment shall relate solely to Substitute Development Operations, in each case subject, without limitation, to the following:

 (a) All statements of costs and estimates provided to Lender shall, subject to satisfaction of all terms and conditions hereof and of the other Loan Documents, and provided no Unmatured Event of Default or Event of Default shall have occurred and be continuing, be rendered in sufficient detail to give Lender complete and accurate information as to the purpose for and amount of all items included therein, and Lender shall be entitled to such additional information regarding such expenditures as Lender may reasonably request. All such data shall be subject to audit by Lender's representatives at any time mutually agreeable to the parties.

 (b) The parties acknowledge that the amounts and scope of the Development Loan(s) identified in this Section 2.1 are based upon estimated costs of the planned development activities described on
Schedule 2.1 and may not precisely reflect the ultimate cost of the contemplated activities. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Lender make any Development Loans pursuant to this Section 2.1 in excess of $14,100,000.00 or aggregate Loans in excess of $45,700,000.00; provided, however, that within thirty days after Lender's receipt of each Reserve Report that is due to be provided by Borrower on or before April 1 of each year prior to the Loan Termination Date, Lender shall redetermine the maximum, aggregate amount of outstanding Loans that it is willing to advance hereunder and shall notify Borrower thereof; and if Borrower and Lender and agree, the maximum amount of Loans available to be advanced pursuant to this Agreement may be increased.

All advances of Loans made by Lender to Borrower may be made to the account of Parent Borrower or to such other account designated by Parent Borrower on which Lender may agree, and each such Loan shall conclusively be deemed to have been advanced jointly to Parent Borrower and Subsidiary Borrower.

Section II.2 Use of Proceeds.

 (a) Initial Loan. Proceeds from the Initial Loan may be used by Borrower exclusively for the purposes of: (i) repaying the revolving loan portion of the current senior secured indebtedness of Borrower as described on Schedule 4.1(h) attached hereto, (ii) paying the trade payables required to be paid pursuant to Section 7.1(l)(iii) hereof (which may be paid subsequent to Closing but which must be paid within thirty
(30) days after Closing), (iii) paying expenses incurred by Borrower after July 1, 1999 associated with land and title work, and environmental assessment and review in connection with the Loans and related documents,
(iv) paying legal fees and expenses incurred by Lender in connection with the Loans, (v) paying filing fees which may be required to properly file any and all Security Documents, and (vi) paying the Structuring Fee pursuant to Section 7.1(u) hereof, provided, however, that Lender will advance not more than $75,000.00 of the Initial Loan proceeds to enable Borrower to pay the items listed in clauses (iii) through (v) of this
Section 2.2(a).


 (b) Development Loans. Proceeds advanced by Lender to Borrower for subsequent Development Loans may be used by Borrower exclusively for the purposes of funding Borrower's share of costs and expenses relating to the conduct of the Development Operations described in Schedule 2.1 hereof, or such Substitute Development Operations as may be subsequently approved by Lender.

 (c) Prohibited Uses. In no event shall funds from the Loans be used directly or indirectly by Borrower, for any purpose not expressly permitted by the terms of this Agreement, including, but not limited to, for personal, family, household or agricultural purposes, or any other purpose not specifically described in this Section 2.2.

Section II.3 Repayment of the Loans. Borrower shall repay the Loans plus all interest accrued thereon by the Loan Termination Date.

Section II.4 Prepayment of the Loans. Borrower may prepay the Advancing Note in whole or in part at any time, without premium or penalty. Any principal prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment; provided, however, that Borrower will bear responsibility for the resulting Swap Settlement Payables associated with any Swap Agreements that must be terminated as a result of such prepayment. With respect to any Swap Agreements that need not be terminated as the result of such prepayment and which Borrower elects to maintain in effect, notwithstanding the prepayment of the Advancing Note, so long as any Swap Agreements remain outstanding, the Security Documents shall remain in force and effect (and shall be promptly amended by Borrower and Lender to the extent necessary) to secure Borrower's obligation to pay any Swap Settlement Payables associated with such Swap Agreements.

Section II.5 Application of Receipts. Net Revenue shall be calculated by Lender based on the Property Operating Statement. Borrower shall prepare and deliver the Property Operating Statement to Lender no later than the 20th day of each month. Such Property Operating Statement shall detail Borrower's Gross Receipts, Operating Expenses, Direct Taxes, royalties and overriding royalty interests with respect to each Property relating to production and operations for the months prior to the immediately preceding month, and the Approved Overhead for such month. The first Property Operating Statement shall be delivered on November 20, 1999, which will detail Gross Receipts and Expenses for the month
of September 1999.   On the Repayment Date at the end of each Interest Period,
Gross Receipts for such Interest Period shall be applied as follows:

(a) First, to the amount necessary to pay the Operating Expenses, Direct Taxes, royalties and overriding royalties, if any, associated with the Properties, Gas Transportation Fees, Approved Overhead, Swap
Settlement Payables and the marketing fees due under the Agency Agreement.

(b) Second, Borrower shall pay to Lender one hundred percent (100%) of the Net Revenue to be applied by Lender to payment of amounts which are included within Debt Service and other Obligations to Lender for such Interest Period. The percentage stated in this section shall be known as the "Dedication Rate". The amount paid to Lender pursuant to this subpart
(b) shall be applied first to any interest due on the Advancing Note until all accrued interest is paid in full, and any remaining amounts paid pursuant to this subpart (b) shall be applied to remaining unpaid principal of the Advancing Note.

At any Repayment Date, Borrower shall have the right to net out from the payments owed to Lender pursuant to Section 2.5 (b) the amount of any Development Loans then due to be made from Lender to Borrower on such Repayment Date. If on such Repayment Date, such Development Loans are less than the sums payable to Lender pursuant to Section 2.5(b), then Borrower shall pay such difference to Lender. If such Development Loans are more than the sums payable to Lender pursuant to Section 2.5(b), then Lender shall advance such difference to Borrower. The right of Borrower to offset from amounts owed to Lender pursuant to Section 2.5(b) any Development Loans then owed by Lender to Borrower shall be suspended upon written notice from Lender to Borrower that any conditions required for the advances of Development Loans from Lender to Borrower, as set forth in this Agreement, have not been satisfied.

Section II.6 Mandatory Prepayment of the Loans. Borrower shall promptly pay to Lender 100% of all proceeds from the sale of any assets of Borrower that comprise any part of the Collateral (provided, however, that this provision is subject to Section 7.2 (a) and shall not be deemed to be a consent by Lender to any such sale); except that Borrower shall not be obligated to pay to Lender any such proceeds that are expended, within one hundred twenty (120) days after the sale from which the proceeds arose, to acquire additional assets acceptable to Lender that are added to the Collateral if the discounted present value of the Proved Reserves attributable to such assets, determined in accordance with
Section 7.1(f), is at least equal to the proceeds paid to acquire such assets. All proceeds of any such sale, less those excepted pursuant to the preceding sentence, shall be immediately applied to repayment of the Loans and accrued interest thereon in accordance with Section 2.5(b) hereof.

Section II.7 Initial Swap Agreement. At Closing, Borrower and Lender shall enter into a Swap Agreement in the form and substance satisfactory to Lender, subject to the provisions of Section 7.1(s).

	ARTICLE III: Security

Section III.1 Security. The Obligations will be secured by the Collateral as set forth in the various Security Documents concurrently or hereafter delivered by Borrower, including a separate Act of Mortgage, Assignment of Production, Security Agreement and Financing Statement and/or Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (individually and collectively, the "Mortgage") executed by Borrower in favor of Lender for each Property in the form satisfactory to Lender. Pursuant to the Loan Documents, Borrower will grant to Lender a first mortgage lien on and a first priority security interest in the Collateral, subject to Permitted Encumbrances.

Section III.2 Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Lender any security agreements, financing statements, continuation statements, extension agreements, amendments, confirmations and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, protecting or establishing the priority of any Liens or other rights in the Collateral securing any Obligations.


Section III.3 Release of Collateral. Upon the payment in full by Borrower of the entire outstanding principle balance of the Loans and all accrued, unpaid interest due thereon, and the performance by Borrower of all other Obligations under the Loan Documents that were to have been performed as of the date of such payment, Lender shall deliver or cause to be delivered to Borrower, at Borrower's expense, releases and satisfactions of all financing statements, mortgages and other registrations of security with respect to the Collateral and Borrower shall deliver to Lender a general release of all of Lender's liabilities and obligations under the Loan Documents and an acknowledgment that the same have been terminated.

	ARTICLE IV: Representations and Warranties

Section IV.1 Representations and Warranties of Borrower. To confirm Lender's understanding concerning Borrower and Borrower's businesses, properties and obligations, and to induce Lender to enter into this Agreement and to make the Loans, each Borrower represents and warrants to Lender that:

(a) No Default. No event has occurred and is continuing which would constitute a an Event of Default or an Unmatured Event of Default.

(b) Organization and Good Standing. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of Colorado, having all powers necessary to carry on its businesses and to enter into and consummate the transactions contemplated by the Loan Documents. Each Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary or desirable. Subsidiary Borrower is qualified under applicable Bureau of Land Management and Bureau of Indian Affairs regulations to act as Operator of the Leases, where required.

(c) Capitalization: Compliance with Security Laws. Except as disclosed on Schedule 4.1(c) and in Borrower's Public Reports: (i) Borrower is not subject to any agreement under which there may become outstanding, nor are there currently outstanding, any rights to purchase, or securities convertible into or exchangeable for, any stock in Borrower including, but not limited to, options, warrants or rights; (ii) Borrower is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its shares of stock; and (iii) except as contemplated by this Agreement, there are no agreements, understandings, plans or arrangements in existence which pertain to the distribution rights, voting, sale or transfer of any shares of stock of Borrower.

(d) Authorization. Borrower has taken all actions necessary to authorize the execution and delivery of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.


(e) No Conflicts or Consents. The execution and delivery by Borrower of the Loan Documents, the performance of its obligations under the Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents does not and will not (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation,
(B) the Articles of Incorporation or Bylaws of either Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) result in the acceleration of any Debt owed by Borrower, or (iii) result in or require the creation of any Lien upon any assets or properties of Borrower, except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

(f) Enforceable Obligations. This Agreement is, and the other Loan Documents when executed and delivered by each Borrower will be, legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights or by principles of equity applicable to the enforcement of creditors' rights generally.

(g) Financial Statements. Attached hereto as Schedule 4.l(g) are, with respect to Parent Borrower, Parent Borrower's unaudited financial statements as of June 30, 1999 (the "Financial Statements"). The Financial Statements present fairly the financial condition of the Borrower as of the dates thereof and the results of operations for the period then ended, and are in accordance with the books and records of Borrower. There have been no material transactions other than in the ordinary course of business since the date of the Financial Statements. As of the date of the Financial Statements, (i) Borrower has not had any material liabilities of any nature (matured or unmatured, fixed or contingent) required to be provided for therein or described in the notes thereto which were not provided for therein or described in the notes thereto, (ii) all reserves established by Borrower and set forth therein are adequate for the purposes for which they were established, and (iii) there is no Indebtedness of Borrower to any shareholders or Affiliates of Borrower.


(h) Other Obligations and Restrictions.  Except for: (i) the secured
Debt owed by Borrower to Bank One, Texas, N.A., which is described on
Schedule 4.1(h) and which shall be repaid in full at Closing, (ii) an unsecured loan in the amount of One Hundred Forty Two Thousand Dollars ($142,000.00) owed to Bank One, Colorado, N.A., and (iii) the Equipment Loan, Borrower has no outstanding Debt of any kind (including contingent obligations, tax assessments, and forward or long-term commitments), other than Debt under the Loan Documents, which is material to such Borrower and not disclosed in the Financial Statements. No Tax Claim or other claim for past due Property Taxes or Severance Taxes exists. Borrower is not subject to or restricted by any franchise, contract, deed, charter restriction or other instrument or restriction which could materially and adversely affect Borrower's financial condition, or Borrower's ability to timely pay the Advancing Note and the other Obligations and to perform its obligations under the Loan Documents.

(i) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by Borrower to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. No facts are known to Borrower that have not been disclosed to Lender in writing which could materially and adversely affect Borrower's financial condition, or Borrower's ability to timely pay or perform its obligations.

(j) Litigation. Except as disclosed on Schedule 4.1(j), there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower before any federal, state, municipal or other court, department, commission, body, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against Borrower.

(k) ERISA Liabilities. There are no ERISA Plans with respect to which Borrower has any fixed or contingent liability, and Borrower is in compliance with ERISA in all material respects.

(l) Names and Places of Business. Borrower has not during the preceding three (3) years had, been known by or used any other company, trade or fictitious name. The principal office and principal place of business of Borrower is set forth in Section 11.3 hereof. Borrower does not now have and has not previously had any other office or place of business, except as listed on Schedule 4.1(l). Borrower is not and has not engaged in any business or activity other than the acquisition, ownership, operation and development of the Properties, except that until 1997, Borrower owned a majority of the stock of Laguna Gold Company, and Borrower continues to own a substantial percentage of that company's stock.

(m) Unpaid Bills. Except as disclosed to Lender in Schedule 4.1(m) and except as incurred in the ordinary course of business and which are not yet due, Borrower has no knowledge of any unpaid bills with respect to improvements to any of the Collateral which may give rise to mechanic's, materialman's or other similar liens arising by ieeration of applicable law should such bills remain unpaid.

(n) Title. Subject to Permitted Encumbrances, (i) except as set forth in the Title Opinions, Subsidiary Borrower will have all beneficial rights, title and interest in and to all production from or allocable to Subsidiary Borrower's interest in the Properties and have the exclusive right to sell the same subject to any right in the owners of royalty interest to take their royalty interest in kind, and (ii) Subsidiary Borrower will have Defensible Title to the Properties, the Equipment and to its other material properties and assets. The Collateral will be owned by Subsidiary Borrower free and clear of any and all Liens, other than Permitted Encumbrances and Liens listed on Schedule 4.1(n).

(o) Purchasers of Hydrocarbons.  All of the Persons who purchase
Hydrocarbons produced from or allocated to the Properties, and the most recent address of each such Persons as shown in Borrower's records, is set forth on Schedule 4.1(o) attached hereto.

(p) Hydrocarbon Sales and Related Agreements. All existing agreements that are binding on Borrower or the Properties and that are not terminable upon thirty (30) days or less notice for the sale, purchase, gathering, transportation, handling, processing, treating and/or storage of Hydrocarbons are described on Schedule 4.1(p) attached hereto.

(q) Swap Agreements. All existing Swap Agreements to which Borrower is a party or by which Borrower is bound are described on Schedule 4.1(q) attached hereto.

(r) Affiliates.  Except for subsidiaries identified in Borrower's
Public Reports, Borrower does not have any other Affiliate or own any stock in any other corporation or association. Borrower is not a member of any joint venture or association of any type whatsoever.

(s) Omissions and Misstatements. To Borrower's knowledge after due inquiry, all written data, reports and information which Borrower has supplied to Lender or caused to be supplied by a e ird party on its behalf in connection with the obtaining of the credit facility provided for in this Agreement or in connection with the business transactions giving rise to Borrower's seeking such credit are, taken as a whole, complete and accurate in all material respects and contain no material omission or misstatement. The Initial Reserve Report furnished to Lender prior to the execution of this Agreement, to the best of Borrower's knowledge, was prepared in accordance with customary oil and gas engineering practices and in accordance with the standards promulgated by the Securities and Exchange Commission. The Initial Reserve Report is based on historical information which, to the best of Borrower's knowledge, is complete and accurate in all material respects and contains no material omission or misstatement.

(t) Holding Company. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(u) Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(v) Environmental and Other Laws.  Except as disclosed in Schedule
4.1(v), (i) Borrower is conducting its business in material compliance with all applicable federal, state or local laws, including Environmental Laws, and has been and is in compliance with any licenses and permits required under any such laws which affect or relate to the Collateral;
(ii) none of the operations or properties of Borrower is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) Borrower has not filed or received any notice under any federal, state or local law indicating that Borrower is or may be responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon the Properties; and (iv) Borrower is not aware of contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, upon the Properties.

Section IV.2 Employees. Except as disclosed in Borrower's Public Reports, Borrower is not a party to any existing employment agreements, deferred compensation, stock option, bonus, consulting or retirement agreements or plans, or other employee benefit plans of any kind, including without limitation any pension or welfare benefit plans with any employee of Borrower not terminable at-will. Except as disclosed in Borrower's Public Reports, Borrower does not maintain nor has it ever maintained an Employee Pension Benefit Plan as defined in Section 3(a) of ERISA, or a multi employer plan as defined in Section 3(37) of ERISA. To Borrower's knowledge, no employees of Borrower are represented by any labor union or collective bargaining agreement, nor is any union organization effort pending or threatened against Borrower.

	ARTICLE V: Notice of Certain Events

So long as any Obligations are owing to Lender under this Agreement or any other Loan Documents, Borrower shall deliver to Lender or notify Lender, as the case may be, of the following items:

Section V.1 Notice of Unmatured Event of  Default, Event of Default, and
Other Matters.  Borrower shall notify Lender within five (5) Business
Days after becoming aware of the existence of any Unmatured Event of Default or Event of Default under this Agreement or after becoming aware of any developments or other information which may materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of Borrower or its ability to perform its Obligations, including, without limitation, the following:

(a) any dispute (including tax liability disputes) that may arise between Borrower and any governmental regulatory body or law enforcement authority;

(b) the commencement of any litigation or proceeding affecting
Borrower (whether by the filing of a complaint, service of process or by attachment or arrest of any asset);

(c) any labor dispute or controversy resulting in or threatening to result in a strike or work stoppage against Borrower;

(d) any proposal by any public authority to acquire any assets or business of Borrower;

(e) the location of any Collateral other than at the places indicated in or as permitted under the Loan Documents;

(f) any proposed or actual change of the name, identity or structure of Borrower;

(g) any material loss or damage to any of Borrower's property, business or operations;

(h) any environmental situation, circumstance or condition that causes or may cause Section 7.l(s) to be false; or

(i) any other matter which has resulted or may result in a material adverse change in the financial condition, operations or assets of Borrower.

Borrower shall provide Lender with telephonic and written notice specifying and describing the nature of such Unmatured Event of Default, Event of Default, development or information, and anticipated effect thereof, which notice shall be given as soon as reasonably possible.

Section V.2 Other Information. Borrower shall provide such other information respecting the respective financial condition of Borrower or any property of Borrower as Lender reasonably may request from time to time.

	ARTICLE VI: Special Provisions Relating to Equipment

Section VI.1 Location: Records. Except in the ordinary course of business, all Equipment owned by or on behalf of Borrower will be kept at its current location, except as permitted by this Agreement or by the prior written consent of Lender, and except that, so long as no Unmatured Event of Default or Event or Default shall have occurred and be continuing, Borrower may dispose of Equipment in accordance with the terms of the applicable operating agreements and may dispose of obsolete, broken or worn Equipment, in either case without Lender's consent, but upon prior written notice to Lender with respect to any such disposition in a single transaction or series of related transactions that involves Equipment that has a value in excess of $25,000.00; provided that the proceeds of any such disposition shall either (i) be used to purchase substantially similar Equipment to be used on the same Lease(s) from which the sold Equipment was removed, or (ii) be delivered to Lender to be applied to the Obligations in accordance with Section 2.5 on the next Repayment Date. Borrower will at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type and condition of each item of Equipment that has a book value of $10,000.00 or more and is currently owned or hereafter acquired by Borrower, all of which records shall be available during Borrower's usual business hours upon demand of any officer, employee, agent or representative of Lender. Schedule 6.1 attached hereto sets forth the information described in the preceding sentence for all Equipment owned by Borrower as of the Closing Date or to be acquired by Borrower using proceeds of the Loans.

Section VI.2 Maintenance. Borrower will keep all of its Equipment in a good state of repair and good operating condition, will make all repairs and replacements when and where necessary, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof. Borrower shall repair and maintain all of its Equipment in a manner sufficient to continue the operation of Borrower's business. Borrower shall use its Equipment in accordance with law and the manufacturer's instructions.

Section VI.3 Dispositions. Where Borrower is permitted to dispose of any Equipment under this Agreement or by consent thereto hereafter given by Lender, Borrower shall do so in an arm's length transaction, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity of its remaining Equipment or the Properties.

	ARTICLE VII: Covenants of Borrower

Section VII.1 Affirmative Covenants. Borrower warrants, covenants and agrees that until full and final repayment of the Obligations and the termination of each of the Loan Documents, it will comply with the following covenants:

(a) Payment and Performance. Borrower will pay all amounts due to Lender under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

(b) Preferential Right To Purchase and/or Market Hydrocarbons. At
Closing, Borrower shall execute an irrevocable agency agreement in form satisfactory to Lender which authorizes Lender or its designated Affiliate to act exclusively in Borrower's place and stead to market Borrower's oil and gas (the "Agency Agreement"). The Agency Agreement shall remain in force and effect for the term set forth therein. The rights granted to Lender in this Section 7.1(b) may be assigned, in whole or in part, to one or more Affiliates of Lender and shall continue in full force and effect until the earlier of the full and final payment and performance of all of Borrower's Obligations or the fourth (4th) anniversary of the Closing Date. The Agency Agreement shall provide that Lender will receive a one percent (1%) fee on all of Borrower's Hydrocarbons that are produced and sold or used, whether marketed by Lender or its Affiliates or sold directly by Borrower to third parties, and that Lender will have the right to net this fee out of payments owed to Borrower for the marketing of such Hydrocarbons.

(c) Compliance with Tax Laws. Borrower shall comply with all federal, state or local laws and regulations regarding the collection, payment and deposit of employee' income, employment, and social security and sales and use taxes and taxes related to royalty payments.

(d) Books, Financial Statements and Reports. Borrower will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:


(i) Annual Financial Statements. As soon as available, and in any event within one hundred (100) days after the end of each Fiscal Year, complete audited financial statements of Parent Borrower, prepared in reasonable detail in accordance with GAAP. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of operations, of cash flows, and of changes in shareholders' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

(ii) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, Parent Borrower's balance sheet as of the end of such Fiscal Quarter and statements of Parent Borrower's operations and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

(iii) Third Party Reports. As and when furnished, copies of all reports and other information provided by any other Person to Borrower in connection with the Loan Documents. Borrower may arrange for such reports and information to be provided directly to Lender by the Person providing the same to Borrower.

(iv)  Daily Field Activity Reports.  Borrower shall provide
Lender by telecopy or e-mail, a daily report detailing all drilling, completions and workovers from the preceding day with respect to the Properties in form and substance satisfactory to Lender.

(v) Weekly Reports. Borrower shall provide Lender with weekly reports by telecopy or e-mail setting forth the quantities, types and specifications of Hydrocarbons produced from or allocable to each of the Properties, in form and substance satisfactory to Lender and a report detailing all costs and expenses associated with the activities specified in the reports delivered pursuant to subsection (iv) for the preceding week.

(vi)  Operating Reports.  Within thirty (30) days of the
Closing, and semi-annually thereafter, Borrower shall provide Lender with a rolling revenue, lease operating expense and capital expenditure forecast by month covering Borrower's interest in the Properties for the succeeding 12 month period ("Operating Report").
 Such Operating Reports shall include a brief discussion by Borrower of operating and financial variances from the prior Operating Report delivered to Lender.

(vii) AFE's. Borrower shall provide Lender with authorizations for all material expenditures, representing an estimate of work to be done, each of which shall be supported by appropriate invoices, bids, estimates, contracts or other support
(such authorization, together with such support, an "AFE"), prior to commencing the activity contemplated by such AFE.


(viii) Nominations. For Hydrocarbons not purchased by Lender or its Affiliate, Borrower shall provide to Lender by the first day of each month, reports by telecopy setting forth the nominations of quantities of Hydrocarbons for that month, and for Hydrocarbons purchased by Lender or its Affiliate, nominations shall be provided pursuant to the applicable gas purchase agreement.

(e) Other Information and Inspections.  Borrower will furnish to
Lender any information which Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Borrower's assets, business and/or operations. Borrower will permit representatives appointed by Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect, during reasonable business hours and upon prior written notice, any of Borrower's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. In addition, Borrower will permit any such representatives appointed by Lender, at the risk and expense of Lender or such representatives, to visit and inspect, during reasonable hours and upon advance written notice, the Properties and other Collateral. Lender agrees that it shall keep confidential any proprietary information given to it by Borrower; provided, however, that this restriction shall not apply to information which (i) is at the time in question publicly available, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority, (iii) is disclosed to Lender's Affiliates, auditors, attorneys, lenders or agents, or (iv) is disclosed in the course of the defense or enforcement of the Loan Documents or the defense or enforcement of Lender's exercise of its rights thereunder, provided that with respect to information furnished to Persons identified in clause (iii) (except when furnished pursuant to clause (iv)) such Person shall be subject to the foregoing confidentiality obligations applicable to Lender; and provided, further, that with respect to any such information of which a third party seeks disclosure pursuant to clause
(ii), Lender shall give Borrower written notice of such third party attempt to require disclosure in order to afford Borrower the opportunity to pursue any remedies that it may have to prevent or limit such disclosure.

(f) Reserve Reports.  On or before each April 1 after the Closing
Date until the Loan Termination Date, Borrower shall cause the preparation and delivery to Lender of petroleum engineering reports relating to the Properties in a form satisfactory to Lender, and effective as of the preceding December 31 (collectively, the "Reserve Reports" and individually, a "Reserve Report"). Each Reserve Report required hereby shall be prepared by mutually agreeable third-party engineers and shall be prepared at Borrower's sole expense. Each Reserve Report shall set forth updated estimates of proved developed producing reserves, proved developed non-producing reserves, proved undeveloped reserves, projected production profiles and overall economics of the Properties. Each Reserve Report will be based on the following assumptions:

(i) The oil and gas price assumptions utilized in the preparation of each Reserve Report will be the New York Mercantile Exchange futures contract market prices (until the last month for which there exists a futures contract and held flat thereafter at the price for the last such month) at the effective date of the Reserve Report adjusted for (a) the then current (as of the effective date of the Reserve Report) basis differential (between delivery point for the futures contract and the point of sales delivery for the Property location) generally employed by Lender and independent third parties making over-the-counter markets for oil and gas commodities financial derivatives, (b) gathering, transportation and processing fees applicable to the Hydrocarbons production (to the extent not included as deductions in the Reserve Report for purposes of calculating net operating revenues), and (c) MMBTU adjustments or other quality adjustments to account for differences in the specifications for the futures contracts and the quality of actual production from the Properties.

(ii) Average lease operating expenses and production taxes will be based upon the Operator's best estimate and historical operating expenses, subject to Lender's approval.

(g) Notice of Investigations or Proceedings.  Borrower shall give
Lender immediate written notice of any proceeding at law or in equity against Borrower, or any investigation or proceeding before or by any administrative or governmental agency.

(h) Notice of Damage to Collateral. Borrower shall give Lender prompt written notice of any destruction or substantial damage to any of the Collateral and of the occurrence of any condition or event which has caused, or may cause, material loss or depreciation in the value of any property subject to Lender's Liens or the Mortgage.

(i) Maintenance of Licenses. Borrower shall maintain all licenses, permits, charters and registrations which are required for the conduct of its business.

(j) Maintenance of Rights. Borrower will maintain, preserve, protect and keep all of its contractual and property rights, and will not waive, amend or release any such rights, other than as expressly permitted by the Loan Documents, and specifically, without limitation, Borrower shall use its best efforts to perform, or cause to be performed, all of the terms, conditions and covenants of the lessee in the Leases comprising the Properties.

(k) Maintenance of Existence and Qualifications. Borrower will maintain and preserve its corporate existence and its rights and franchises in full force and effect and will qualify and/or remain qualified to do business as a foreign corporation in all states or jurisdictions where required by applicable law.


(l) Payment of Trade Debt. Borrower will (i) timely pay all taxes, assessments and other governmental charges or levies imposed upon it or upon its income, profits or property; (ii) in the ordinary course of business, and in any event within not more than ninety (90) days after the same becomes due, pay all Debt (other than the Obligations) owed by it;
(iii) within thirty (30) days after Closing pay all trade debt listed on
Schedule 4.1(m) that is more than ninety (90) days overdue as of the date of Closing, and provide to Lender within thirty-five (35) days after closing a certificate of the President or Chief Financial Officer of Parent Borrower listing all trade debt that was paid by Borrower during the thirty (30) day period following the Closing; and (iv) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.

(m) Creditors. On or before the twentieth (20th) day of each month, along with the delivery of the Property Operating Statement due on such day, Borrower shall provide Lender with a statement showing the identity of Borrower's creditors, the amount due to each and the date each payment is due thereunder. Borrower shall notify Lender immediately if Borrower fails to make any payment to lessors, suppliers, vendors, owners of royalty interest, tax authorities or other Persons, where such nonpayment could result in any Lien against any item of Collateral or otherwise interfere with or jeopardize performance by Borrower of its obligations under the Loan Documents.

(n) Interest. Borrower hereby promises to pay interest to Lender pursuant to the terms and at the rate stated in the Advancing Note on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender) after such Obligations become due. Borrower further agrees that any interest which has accrued and is not paid when due shall be added to and become part of the Loans.

(o) Compliance with Agreements and Law. Borrower will perform all material obligations it is required to perform under the terms of the Loan Documents. Borrower will conduct its business and affairs in compliance with all laws, regulations and orders applicable thereto, including Environmental Laws.

(p) Insurance. Borrower shall keep or cause to be kept all of the Mortgaged Properties (as that term is defined in the Mortgage) that are fixtures or personal property insured for their replacement value by insurance companies licensed to do business in the States in which the Mortgaged Properties are located against loss or damage by fire or other risk usually insured against by owners or users of similar properties in similar businesses under extended coverage endorsement and against theft, burglary and pilferage, together with other insurance covering such other hazards as Lender may from time to time reasonably request, in amounts in accordance with industry standards and from companies satisfactory to Lender. Borrower shall deliver the policy or policies of such insurance or certificates of insurance to Lender at Closing, and such policies and all proceeds thereof shall be security for all Obligations. All such insurance shall contain endorsements in form satisfactory to Lender showing Lender as a loss payee and additional party insured as its interest may appear; provided that Lender shall not be named as an additional insured on the policies described in subpart (v) of this Section to the extent such policies apply to vehicles. The following types of insurance covering the Collateral and the interest and liabilities incident to the ownership, possession and operation thereof shall be secured by Borrower:

(i) Worker's compensation insurance and employer's liability insurance covering the employees of Borrower engaged in operations contemplated hereunder in compliance with all applicable state and federal law and endorsed to provide all states coverage and occupational disease coverage, as follows:

	Workers Compensation 		Statutory
	Employers Liability  		$500,000 Each Accident
                    				$500,000 Disease Each Employee

(ii) Comprehensive general liability insurance with combined single limit of not less than $1,000,000 per occurrence and endorsed to provide coverage for explosion, collapse and underground damage hazards to property of others, contractual liability, products and completed operations, and for damage to underground resources, and accidental pollution, bodily injury and property damage coverage in sufficient amounts to meet umbrella underlying requirements;

(iii) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles with a combined single limit of not less than $500,000 per occurrence;

(iv) Excess umbrella liability insurance with a combined single limit of not less than $20,000,000 per occurrence and policy aggregate;

(v) Property insurance on a replacement value basis fully covering the personal property and fixtures constituting the Gas
Plant Assets.

During the period of the drilling of wells and the construction of any other improvements comprising a part of the Collateral (as defined in the Security Agreement), Borrower shall cause its contractors or subcontractors to obtain and maintain worker's compensation insurance covering all persons employed by Borrower's agents or subcontractors of any tier in connection with any construction affecting the Collateral, including, without limitation, all agents and employees of Borrower's subcontractors with respect to whom death or bodily injury claims could be asserted against Borrower.

(q) Policy Counterparts or Certificates of Insurance. Borrower shall deliver to Lender valid counterparts of all insurance policies and all endorsements thereto (or, at its option, valid certificates of such insurance) which are required hereunder to be obtained and maintained by Borrower.

(r) Prudent Operations. Borrower shall prudently develop, and cause the Properties to be continuously operated and maintained to produce the output from or allocable to such property in a good and workmanlike manner consistent with prudent operator practices to maximize production from or allocable over the productive life thereof.


(s) Hydrocarbon Production Swap Agreements. In addition to the Swap Agreement as provided in Section 2.7 and those described on Schedule 4.1(q), Borrower will from time to time, upon thirty (30) days' notice by Lender, enter into one or more Hydrocarbon price swaps pursuant to an approved Swap Agreement in form and substance mutually satisfactory to Borrowers and Lender, such that up to 65% of the volume of Proved Developed Producing Reserves scheduled to be produced during the remaining term of the Loans (based upon the most recent Reserve Report) are dedicated to the Swap Agreements or such other price risk management program as approved by Lender. Borrower and Lender shall endeavor to agree upon a swap strategy that will most accurately reflect the make-up and pricing of the Hydrocarbons produced and sold by Borrower. The price component of any such price swaps shall be determined following discussions between Borrower and Lender regarding the appropriate index and basis differential for each point of delivery, and following such discussions, Lender and Borrower shall implement the price swaps(s) required by this section on terms determined by Lender in a commercially reasonable manner.

(t) Legal Fees. Borrower will pay to Lender's counsel, on or before the Closing Date, all legal fees and expenses incurred by Lender in connection with the Credit Agreement and the Loan Documents, plus a deposit for estimated costs and expenses, including recording fees, of $5,000.00, not to exceed, in the aggregate, $75,000.00. Thereafter, Borrower shall reimburse Lender for all reasonable legal fees and expenses incurred in connection with any subsequent amendment, mortgage, extension or renewal of any Loan Document and all reasonable legal fees and expenses attributable to the enforcement and administration of this Agreement and any of the Loan Documents.

(u)  Structuring Fee. The Structuring Fee in the amount of
$475,000.00 shall be payable by Borrower to Lender out of the advances evidenced by the Advancing Note. A Loan in the amount of the Structuring Fee will be deemed to have been advanced by Lender to Borrower on the Closing Date, with such Structuring Fee having been contemporaneously paid by Borrower to Lender.

(v) Obligation to Cure Liens. Borrower shall cure any existing lien against the Properties prior to the Closing Date.

(w) Changes to Purchasers of Hydrocarbons. Borrower shall notify Lender in writing on the twentieth (20th) day of each month of the identity and address of each Person who purchased Hydrocarbons produced from or allocable to the Properties during the prior calendar month.

Section VII.2 Negative Covenants. Borrower warrants, covenants and agrees that until the full and final repayment of the Obligations and the termination of each of the Loan Documents:


(a) Limitation on Sales of Collateral. Borrower will not sell, transfer, lease, exchange, alienate or dispose of any Collateral or any interest therein, except for the sale of Hydrocarbons in the ordinary course of business and/or other sales to the extent pursuant to or as expressly allowed under this Agreement and the Security Documents encumbering such Collateral.

(b) Compensation. The Borrower shall not, directly or indirectly, enter into any employment agreement or other arrangement with or for the benefit of an officer, director or employee of the Borrower other than for reasonable compensation for services as an officer, director or employee.

(c) Limitation on Credit Extensions. Except for loans made pursuant to Borrower's Stock Ownership Encouragement Program, Borrower will not extend credit, make advances or make loans to any Person other than in the ordinary course of business, whether or not as Affiliate of Borrower.

(d) Certain Contracts; Amendments; ERISA Plans. Borrower will not amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Loan Documents. Borrower will not incur any fixed or contingent obligation to contribute to any ERISA Plan.

(e) Indebtedness. Except for Permitted Encumbrances, Borrower shall not create, incur, assume or suffer to exist any Debt, except Obligations to Lender hereunder, or sell, discount or factor their accounts, instruments, intangibles, leases or chattel paper; provided, however, Borrower may incur Debt not to exceed $100,000 per transaction and an aggregate amount not to exceed $1,000,000 at any time outstanding with regard to direct costs and expenses incurred in the operation of the Properties.

(f) Liabilities. Except as expressly provided herein, Borrower shall not assume, guaranty, or endorse or otherwise become directly or contingently liable in connection with any other liability of any other Person except for the indemnification contained herein; provided, however, that the foregoing shall not prohibit the endorsement of negotiable instruments for deposit or collection or incurrence of obligations under operating agreements and similar transactions in the ordinary course of business. For the purposes hereof, "guaranty" shall include any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase or otherwise acquire any obligation or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services in any such case primarily for the purpose of enabling another Person to make payment of any such debt or liability, or to make any payment (whether as a capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with Debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Debt or liability.

(g) Acquisition. Borrower shall not acquire or commit or agree to acquire any of the stock, securities or other equity ownership of any other Person without written consent of Lender, provided that such an acquisition may be made without Lender's consent if such stock, securities and/or other equity ownership becomes part of the Collateral and contemporaneously with its acquisition it is subjected to Security Documents acceptable to Lender.

(h)  Cancellation of Claims.  Without Lender's written consent,
Borrower shall not cancel any claim or debt in excess of a total of fifty thousand dollars ($50,000) during the term of the Loans, except for reasonable consideration and in the ordinary course of its business.

(i) Defaults. Borrower shall not cause a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by Borrower including an Unmatured Event of Default or an Event of Default.

(j) Security Interests and Liens. Subject to Borrower's right to contest in good faith or cure within 30 days of the filing of any lien, Borrower shall not suffer to exist any valid lien, encumbrance, mortgage or security interest or consent to the filing of any financing statements on any of its Property other than the Liens created by the Loan Documents granted herein and Permitted Encumbrances.

(k) Creation of Subsidiary. Borrower shall not (i) create any direct or indirect subsidiary except the entity to be created to pursue oil and gas opportunities in Costa Rica, as described on Schedule 7.2(k)(i) hereof, or divest itself of any material assets by transferring them to any future subsidiary or by entering into a partnership, joint venture or similar arrangement, or (ii) make any material change in its capital structure, except any such change resulting from the planned equity offering described on Schedule 7.2(k)(ii) hereof.

(l) Certain Changes. Borrower shall not transfer its principal office or its registered offices outside of the State of Colorado or change its name or keep Collateral at any location(s) other than those at which the same are presently kept or without written consent of Lender. Borrower shall not change its fiscal year.

(m) Loan Documents. Borrower shall not alter, amend or cause the alteration or amendment of any of the Loan Documents without the prior written consent of Lender.

(n) Amendments to Formation Documents. Borrower shall not adopt any amendment, modification or waiver of any provision of its Articles of Incorporation or Bylaws.

(o) Disposition. Borrower shall not dedicate, sell, encumber or dispose of, or suffer to exist any agreement for the sale, disposition or encumbrance of, Subsidiary Borrower's Working Interest and/or Net Revenue Interest in the Properties or of any Hydrocarbon production attributable to Subsidiary Borrower's Working Interest and/or Net Revenue Interest in the Properties except in the ordinary course of business.

(p) Investments. Without Lender's prior written consent, Borrower will not make, or suffer to exist, any Investment except Investments in certificates of deposit or other obligations of a bank or trust company having capital, surplus and undivided profits of at least $100,000,000, obligations of the United States government or any agency thereof, or investment grade commercial paper.

(q)  Change of Management.   No change shall be permitted to occur
with regard to the individuals who currently hold the positions of Chairman and President of Parent Borrower, being Mr. George Mallon, or Executive Vice President of Parent Borrower, being Mr. Kevin Fitzgerald, nor shall the powers or duties of such officers of Parent Borrower be diminished by any amendment of the Articles or Bylaws of Parent Borrower.

	ARTICLE VIII: Further Rights of Lender

Section VIII.1 Maintenance of Security Interests. Until the Obligations are repaid in full, Borrower, at its own expense, shall do all things and shall deliver all instruments reasonably requested by Lender to protect or perfect any security interest, mortgage or lien given hereunder or under any Security Documents, including, without limitation, financing statements under the Uniform Commercial Code. Lender may examine, inspect and copy or make extracts from all books and records of Borrower at any time during regular business hours upon prior notice to Borrower. Borrower authorizes Lender to execute alone any financing statement or other documents or instruments that Lender may require to perfect, protect or establish any lien or security interest hereunder or under any Security Documents and further authorizes Lender to sign Borrower's name on the same. Borrower hereby authorizes Lender, during the continuance of any Event of Default, to appoint such Person or Persons as Lender may designate as its agent and attorney-in-fact to endorse the name of Borrower on any checks, notes, drafts or other forms of payment or security that may come into the possession of either Lender or any Affiliate of Lender, to sign Borrower's name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the Security Documents. The powers granted herein, being coupled with an interest, are irrevocable. Neither Lender nor the agent and attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not malicious or grossly negligent. Upon payment and performance of all Obligations of Borrower to Lender, such power of attorney will become null and void.

Section VIII.2 Performance of Obligations. In the event that Borrower fails to purchase or maintain insurance in accordance with the requirements of this Agreement, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that Borrower shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all monies so paid by Lender, including, without limitation, reasonable attorneys' fees and disbursements, shall be treated as an additional Obligation of Borrower to Lender hereunder and under the Loan Documents.

Section VIII.3 Access to Collateral. Lender may examine and inspect the Collateral and may examine, inspect and copy all books and records with respect thereto or relevant to the Obligations during Borrower's normal business hours upon prior written notice to Borrower. Upon prior written notice to Borrower, Lender may discuss with Borrower's officers, independent accountants and other Persons, and such Persons are hereby authorized to discuss with Lender Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, and Borrower hereby irrevocably authorizes Lender to obtain from such Persons maintaining any such records, any service records relating to Borrower or any of the Collateral subject to Lender's security interest or Lien. Upon the occurrence and during the continuance of an Event of Default, Lender may (i) enter Borrower's premises at any time; and (ii) until it completes the enforcement of its rights in the Equipment or other Collateral subject to its security interest or lien hereunder and the sale or other disposition of any property subject thereto, take possession of such premises without charge, rent or payment therefor, or place custodians in control thereof, remain on such premises and use the same and any of Borrower's Equipment and other Collateral for the purpose of completing any work in process, preparing any Collateral for disposing of or collecting any Collateral.

Section VIII.4 Issuance of Mallon Stock to Lender. (a) At Closing Parent Borrower shall issue to Lender 420,000 shares of Borrower Stock, free and clear of any lien, claim or encumbrance.

(b)	Within 30 days after the Closing, Borrower shall prepare and caused to be filed with the United States Securities and Exchange Commission and any necessary state securities authorities, a shelf registration statement on Form S-3 (or such other form for which the Borrower is then eligible) covering the resale of the Borrower Stock (the "Registration Statement"). Thereafter, Borrower shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, but in any event within 120 days after Closing, and to continuously maintain the effectiveness of the Registration Statement for a period of two years or until the Borrower Stock is sold, whichever first occurs. Promptly after effectiveness of the Registration Statement, Borrower shall provide Lender with such number of prospectuses, as from time to time supplemented, as Lender may reasonably request and shall cause the Borrower Stock to be listed for trading on the Nasdaq National Market System ("Nasdaq"). All expenses of registration, including filing fees, printing costs and the fees and expenses of the respective legal counsel of Borrower and Lender, shall be borne by the Borrower.

(c)	Borrower shall indemnify Lender and its officers, directors, employees, attorneys and agents and each person controlling any of them, against all claims losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, or arising out of any violation or alleged violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934, any state securities or "bluesky laws," or any applicable rule or regulation, each as amended from time to time. Such indemnification shall not apply to claims, losses, damages and liabilities caused by an untrue statement of material fact or omission of material fact base on written material provided by Lender to Borrower for inclusion in the Registration Statement.

(d)	Lender shall have the right to put up to 420,000 shares of Borrower Stock to the Borrower at a price of Twelve and 50/100 Dollars ($12.50) per share
(the "Per Share Option Exercise Price") within thirty (30) days after the fourth anniversary of the Closing (the "Put Option"). If Borrower fails or refuses to consummate Lender's exercise of the Put Option within thirty (30) days after receipt of Lender's written notice of such exercise, including, but not limited to, the payment to Lender of a cash sum determined by multiplying the Per Share Option Exercise Price times the number of shares of Borrower Stock as to which Lender has exercised the Put Option (the result being hereinafter called "Put Price"), then Lender shall have the right to either: (1) increase on its books and records the aggregate amount of the Loans advanced to Borrower by an amount equal to the Put Price, which shall then be deemed to have been advanced from Lender to Borrower and used by Borrower to pay the Put Price, provided the Advancing Note is then in effect and Lender has not released the Collateral pursuant to Section 3.3, or (2) require Borrower to transfer to Lender additional shares of Borrower Stock, pursuant to Subsection (e) of this Section, or (3) require the conveyance of the ORRI described in Section 8.5 and retain the ORRI and all revenues and other benefits derived therefrom or attributable thereto while pursuing: (x) specific performance of Borrower's obligation to honor the Put Option and/or (y) any and all other remedies available to Lender as a result of Borrower's failure to honor the Put Option. If the ORRI is conveyed to Lender as provided in the preceding sentence, then at such time as either: (i) specific performance of Borrower's obligation has been ordered through arbitration or by a court of competent jurisdiction and consummated,
(ii) Lender has been awarded damages or other relief through arbitration or by a court of competent jurisdiction to compensate Lender for Borrower's breach of its obligation to consummate the Put Option and such damages or other relief have been paid, delivered and/or performed, as applicable, or (iii) Borrower has performed its obligations under any settlement agreement entered into by Borrower and Lender as a result of such breach, then unless the applicable arbitration award, court judgement and/or settlement agreement provides to the contrary, Lender shall quitclaim, release and reconvey the ORRI to Borrower, without warranty of title, express or implied, effective as of the date that all of the damages and/or other relief awarded to Lender therein have been paid, delivered and/or performed, as applicable, and Lender shall retain all proceeds and other benefits accruing to such ORRI prior to such effective date.

(e)	If Lender has exercised the Put Option in accordance with Subsection
8.4(d) and Parent Borrower has failed or refused to consummate the Put Option within the time and in the manner thereby required, then Lender may, but shall not be obligated to, exercise the rights set forth in this Subsection 8.4(e). If Lender elects to exercise the rights set forth in this Subsection, then within sixty (60) days after Borrower was required to have consummated Lender's exercise of the Put Option, Lender may sell on Nasdaq the number of shares of Borrower Stock as to which it had elected to exercise the Put Option. If the proceeds received by Lender from such sale are less than the Put Price for the number of shares of Borrower Stock as to which Lender exercised its Put Option, calculated in accordance with Subsection 8.4(d), then one hundred fifteen percent (115%) of the difference between the Put Price minus the proceeds received by Lender for the sale of such Borrower Stock shall constitute the "Shortfall."

Promptly after receipt of written demand from Lender, and in any event not later than sixty (60) days after the date of such written demand, Parent Borrower shall then authorize, if necessary, register in accordance with Subsection 8.4(b) and issue to Lender a number of additional shares of Borrower Stock determined by dividing the Shortfall by the per-share market value of such Borrower Stock, as traded on Nasdaq as of the close of the trading day preceding the date on which such additional stock is issued and delivered to Lender. For example, if the number of shares of Borrower Stock as to which Lender had exercised the Put Option was three hundred thousand (300,000), then the Put Price would be Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). If Borrower failed or refused to consummate the Put Option within the time prescribed herein for doing so, and if Lender then were to sell such three hundred thousand (300,000) shares of Borrower Stock within sixty (60) days after Borrower was required to have consummated the Put Option and the aggregate proceeds received by Lender for the sale of such Borrower Stock were Three Million Dollars ($3,000,000), and if at the time that such additional Borrower Stock were transferred to Lender, the per-share trading price on Nasdaq as of the close of the preceding trading day were Nine Dollars ($9.00), then the number of additional shares of registered Borrower Stock required to be transferred to Lender would be calculated as follows:

	[115% X ($3,750,000 - $3,000,000)] / $9.00 = 95,834 shares

Section VIII.5 Overriding Royalty Interest.  If and when required pursuant to
Section 8.4, Borrower shall assign to Lender the ORRI by executing and delivering to Lender the Overriding Royalty Interest Conveyance in the form satisfactory to Lender, and Borrower shall also exercise good faith and the utmost due diligence to obtain any and all approvals of such Overriding Royalty Interest Conveyance as are necessary to give full effect thereto, including, but not limited to, any required approvals of the lessors of the oil and gas leases burdened by such ORRI. The percentage ORRI to be conveyed shall be calculated to result in the percentage necessary such that the discounted present value of such ORRI as of the fourth anniversary of the date of this Agreement, calculated pursuant to the specifications set forth in Section 7.1(f)(i) hereof, is Five Million, Two Hundred Fifty Thousand Dollars ($5,250,000.00).

Section VIII.6 ORRI Option. Pursuant to the terms of the Overriding Royalty Interest Conveyance, Borrower shall have an option to repurchase the ORRI at a price (the "Purchase Price") to be determined by a Reserve Report that incorporates, without limitation, pricing assumptions that conform to the specifications set forth in Section 7.1(f)(i) hereof, verified operating expenses, and proven reserves that is prepared by a mutually agreeable third party such as Ryder Scott or the engineering firm that prepared the Reserve Report most recently delivered hereunder, using a ten percent (10%) discount rate, not to exceed, however, a Purchase Price of Five Million, Nine Hundred Thirty Thousand Dollars ($5,930,000.00). The ORRI Option is a non-assignable option granted by Lender solely to Borrower and, notwithstanding any right that may be granted to Borrower in the Overriding Royalty Interest Conveyance to assign, sell, transfer or otherwise convey any of the Properties, the exercise of the ORRI Option shall be solely by Borrower and shall be with relation to the entire ORRI as granted in the Overriding Royalty Interest Conveyance. Furthermore, any notice from Lender to Borrower hereunder shall be deemed as actual notice to its assignees of the Properties ("Assignees"), if any.
Borrower may exercise its option by first obtaining a Reserve Report that satisfies the parameters set forth in this Section, and then sending written notice of such exercise to Lender, along with a copy of such Reserve Report, specifying an effective date for the purchase of the ORRI that is the effective date of the Reserve Report, which date shall not be earlier than the first day of the month preceding the month in which the notice is delivered to Lender ("ORRI Sale Date"), accompanied by the Reserve Report that established the Purchase Price, and stating that Borrower is ready, willing and able to close such purchase and pay the Purchase Price within thirty (30) days from the date of the notice, without any conditions with respect to obtaining financing, or otherwise. If the Purchase Price established in the Reserve Report was appropriately determined based on the parameters set forth in Section 7.1(f)(i) hereof, then the parties shall proceed to close such purchase and sale transaction within thirty (30) days from Lender's receipt of Borrower's option exercise notice. At the closing, Borrower shall pay the Purchase Price to Lender in cash or by wire transfer to an account designated by Lender, and Lender shall assign the ORRI to Borrower by recordable form of assignment with special warranty of title by, through and under Lender, but not otherwise. The Purchase Price shall be adjusted, downward, by the amount of any net revenues received by Lender prior to the closing for production attributable to the ORRI subsequent to the ORRI Sale Date, and shall be adjusted upward for any revenues that have accrued with respect to the ORRI for production prior to the ORRI Sale Date, that have not yet been paid to Lender. After the closing, any revenues received by Lender that are attributable to the ORRI shall be promptly remitted to Borrower.

If Lender does not agree with the Purchase Price proposed by Borrower in the option exercise notice, it shall promptly notify Borrower within ten (10) days after the receipt of such notice, and the parties shall endeavor to reach agreement on the Purchase Price within thirty (30) days thereafter. If they are able to do so, closing, as provided above, shall occur within ten (10) days after they have reached agreement on the Purchase Price. If they are unable to reach agreement on the Purchase Price, either party may elect to have the Purchase Price determined through arbitration in accordance with Article XII hereof, and the closing shall then occur within ten (10) days after the arbitrator(s) have notified Lender and Borrower of the Purchase Price that has been so determined. After Borrower has notified Lender of Borrower's election to exercise its option to purchase the ORRI, such election shall not be revocable, and Lender shall have the right to enforce specific performance of Borrower's resulting obligation to purchase.

Section VIII.7 Removal and Appointment of Operator.   Lender shall, in its
reasonable discretion, have the right to approve or disapprove any action taken by Borrower to resign as Operator of any of the Properties, or to appoint, remove or replace the Operator of any of the Properties.

Section VIII.8 Set-Off Rights. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to set-off and apply against the Obligations in such manner as Lender may determine, at any time to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender or any depositary to Borrower whether or not the Obligations are then due, except for any amounts owing to third-party Working Interest and Royalty Interest holders of which the Lender shall have been notified. Lender shall provide notice to Borrower not later than five (5) days following any application of such funds. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender's right of set-off and as further security for the Obligations, Borrower hereby grants to Lender a security interest and lien in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender or any depositary and all other sums at any time credited by or owing from Lender or any depositary to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

Section VIII.9 Joint and Several Liability of Borrowers. Each Borrower shall be jointly, severally and primarily liable for the payment and performance of all Obligations of Borrower hereunder. When and if Lender exercises any of its rights or remedies under this Agreement or any other Loan Document, it may do so against both Borrowers jointly, against both Borrowers pursuing different rights or remedies with respect to each, and/or against either Borrower, without pursuing any rights or remedies against the other. Should either Borrower become insolvent or seek protection under the federal Bankruptcy Code or other similar law of any jurisdiction or have an involuntary proceeding filed against it pursuant to the federal Bankruptcy Code or other similar law of any jurisdiction while the other Borrower is not insolvent and not subject to any such bankruptcy proceeding, the parties hereby agree that the pendency of the insolvency or bankruptcy proceedings relating to one such Borrower shall not stay or otherwise impede the right of Lender to pursue its rights and remedies against the other Borrower, and should any legal proceeding involving Lender and both Borrowers be initiated by any such party at a time when one of the Borrowers, but not the other, is insolvent or subject to a bankruptcy proceeding, each Borrower hereby stipulates, agrees and hereby confesses a judgment that Lender shall have the absolute right to have the action(s) involving Lender and the Borrower that is not insolvent or subject to a bankruptcy proceeding severed from the action(s) involving Lender and the Borrower that is insolvent or subject to such bankruptcy proceeding.

	ARTICLE IX: Closing; Conditions to Closing

Section IX.1 Closing. Subject to the conditions set forth in this Agreement, the Closing shall occur at a mutually agreeable time on or before September 15, 1999. The date the Closing actually occurs is hereby called the "Closing Date." The Closing shall be held at the offices of Lender's counsel in Houston, Texas, or at such other place as Borrower and Lender may agree in writing.

Section IX.2 Conditions to Closing. As conditions precedent to the making of the Initial Loan hereunder and to the making of any Development Loans, Borrower shall have delivered to Lender the following documents duly executed and in form and substance satisfactory to Lender:

(a)  the Advancing Note and multiple counterparts of this Agreement;

(b) a certificate of the secretary or assistant secretary of each Borrower dated the Closing Date, certifying the incumbency of its officers executing this Agreement and any other documents required hereby and certifying resolutions adopted by the board of directors of each Borrower authorizing each Borrower's execution and delivery of this Agreement, the Advancing Note, the Mortgage and all other documents and instruments contemplated by this Agreement;

(c) a certificate of the president, chief executive officer or a vice president of each Borrower dated the Closing Date, certifying the truth and accuracy of the representations and warranties of such Borrower set forth in this Agreement and such Borrower's performance and compliance with all agreements and covenants required by this Agreement to be performed or complied with prior to the making of the Loans;

(d) a copy of the Articles of Incorporation of each Borrower certified by the Secretary of State of the State of Colorado and a copy of its bylaws certified by the secretary or an assistant secretary of such Borrower;

(e) a certificate of the president, chief executive officer or a vice president of each Borrower dated the Closing Date, certifying the truth and accuracy of all Schedules attached to this Agreement;

(f) certificates, as of the most recent dates practicable, of the Secretary of State of Colorado attesting to each Borrower's existence and good standing, and of each applicable department or agency of each state in which such Borrower is qualified to do business as a foreign corporation attesting to such qualification and good standing of such Borrower;

(g) each Mortgage dated as of the Closing Date and in as many counterparts as Lender may require;

(h) Letters in Lieu of Transfer Order in as many counterparts as Lender may require;

(i)  U.C.C.-1 financing statements to be filed under the Uniform
Commercial Code;

(j)  the written opinions of Borrower's counsel dated the Closing
Date and addressed to Lender in the form satisfactory to Lender;

(k) evidence that Borrower has obtained insurance in accordance with Sections 7.1(p) and (q) hereof;

(l) a Reserve Report satisfactory to Lender's staff petroleum engineer from an engineer attesting to the quantity of reserves underlying the Properties and their classification (e.g., Proved Developed Producing Reserves), as calculated in accordance with the standards of the Securities and Exchange Commission;

(m) Title Opinions satisfactory to Lender establishing that Subsidiary Borrower has Defensible Title to the Properties, subject only to Permitted Encumbrances;

(n)  a Swap Agreement;

(o) the results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower, in the Offices of the Secretary of State of the States of Colorado and New Mexico, and in the counties in which Properties are located, such search to be as of a date no more than ten (10) days prior to the date of the advance of the Loans;

(p)  any and all fees required under this Agreement are paid in full;

(q)  the Security Agreement;

(r)  the Hydrocarbon Purchase and Sale Agreement;

(s)  the Agency Agreement;

(t) the Intercreditor Agreement, duly executed by Borrower and the Equipment Lender;

(u) a duly authorized and issued certificate evidencing Lender's ownership of 420,000 shares of Borrower Stock;

(v) evidence that any existing Liens affecting title to the Properties, including, but not limited to, the Liens securing the Debt described on Schedule 4.1(h) attached hereto, have been unconditionally released;

(w) evidence satisfactory to Lender that the "Employee Participation Agreement, Burns Ranch Prospect, Rio Arriba County, New Mexico" dated September 12, 1986 between Mallon Oil Company and George O. Mallon, Jr. has been terminated;

(x) evidence that Borrower and Equipment Lender have entered into the Equipment Loan on terms satisfactory to Lender; and

(y) such other documents and instruments as Lender may reasonably request; and

(z) Lender shall have received satisfactory due diligence analysis including, but not limited to, financial and operational data, title and environmental review, all such data to be provided by Borrower; and

(aa) Lender shall have received satisfactory information regarding existing gas sales and oil sales which will include, for gas sales on a well-by-well basis, where applicable, transportation costs, gathering costs, processing costs, gas stream heating content, then-current market prices for gas of similar quality and copies of existing sales contracts and for oil sales, individual well specific gravity of produced oil, transportation costs, sulfur content, purchase bonuses, then-current market prices for oil of similar quality, and copies of existing sales contracts.

Section IX.3 Conditions Precedent to Funding of Development Loans. Lender shall not make any Development Loan available unless the following conditions precedent have been satisfied.

(a) There is no Event of Default, Unmatured Event of Default or Tax Claim under this Agreement, the Mortgage or any other Loan Document;

(b) All of Borrower's representations and warranties made in any Loan Document shall be true and correct as if made on the date of such loan (except to the extent that the facts upon which such representation are based have been changed by the extension of credit hereunder);

(c) Borrower shall have performed and complied with all agreements and conditions in the Loan Documents which are required to be performed or complied with by it on or prior to the date of such Loans;

(d) No law, regulation, order, judgment or decree of any governmental authority is in effect or pending which shall enjoin, prohibit or restrain such loan or impose, or result in the imposition of, any adverse condition upon Lender; and

(e) Lender shall have received all documents and instruments which Lender has then reasonably requested as to, (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Person in any Loan Document, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender (in reasonable exercise of its discretion) in form, substance, and date.

	ARTICLE X: Events of Default and Remedies

Section X.1 Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Borrower fails to pay any Obligation for principal or interest owing under the Advancing Note when the same is due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Projected Net Revenue attributable to Proved Reserves, based on any of the Reserve Reports to be delivered to Lender after the Closing Date (after being adjusted to incorporate the parameters set forth in Section 7.1(f) hereof) is insufficient to fully amortize the Loans by their stated maturity;

(c) Any Loan Document at any time ceases to be valid, binding and enforceable against Borrower for any reason other than its release or subordination made with the consent of Lender, and such cessation is not remedied in full within thirty (30) days after Borrower receives notice thereof;

(d) Any "Event of Default" (as defined in the Mortgage) (other than an event which is referred to in subsection (a) through (b) above) occurs under the Mortgage, and the same is not remedied within the applicable period of grace (if any) provided in such Mortgage;

(e) Borrower fails (other than as referred to in subsections (a) through (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure is not remedied within thirty (30) days of the time at which Borrower receives notice from Lender or otherwise knows or should have known of such failure;

(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made;

(g)  Any lien against the Mortgaged Property resulting from a Tax
Claim or any other Lien against the Mortgaged Property for $250,000 or more is asserted and such Lien is not withdrawn, stayed, vacated, bonded, paid or otherwise disposed of within thirty (30) days thereafter;

(h) Subject to Permitted Encumbrances, Lender shall at any time not have a perfected first priority security interest and/or Lien on all or any part of the Collateral;

(i)  Subsidiary Borrower's Working Interest and/or Net Revenue
Interest on the Properties is decreased, other than by virtue of the Overriding Royalty Interest Conveyance, from those set forth in Exhibit A to the Mortgage without the prior written consent of Lender;

(j)  Borrower:

(i) has entered against it a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by or acquiesced to by it; or

(iv) suffers the entry against it of a judgment for the payment of money in excess of $500,000, unless: (i) the same is discharged within thirty (30) days after the date of entry thereof,
(b) an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained, or (c) the judgment is covered by insurance and the insurance company has accepted liability therefor; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside; or

(vi)  fails to pay any Indebtedness in excess of $150,000
(other than Indebtedness hereunder) or any interest or premium thereon, when due (whether at scheduled maturity or by acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate or to permit the acceleration of, the maturity of such Indebtedness (in excess of $150,000), or if, as the result of such a default, any such Indebtedness (in excess of $150,000) shall be declared to be due and payable, or is required to be prepaid, prior to the stated maturity thereof; or

(vii)  fails to perform its obligations under the Overriding
Royalty Interest Conveyance or any Swap Agreement and such failure continues beyond any applicable grace period set forth therein; or

(k) Borrower defaults in the payment or performance of its obligations under the Equipment Loan or with respect to any representation, warranty or covenant in any agreement or other document made or entered into by Borrower in connection with the Equipment Loan.

Section X.2 Acceleration.

(a) Automatic Acceleration. Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of Section 10.1, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each obligor who at any time ratifies or approves this Agreement. After any acceleration under this subsection, any obligation of Lender to make any further Loans or advances of any kind under any Loan Document shall at the option of Lender be permanently terminated.

(b) Partial Acceleration. Upon the occurrence and during the continuance of any Event of Default described in subsection (a), (c), (d),
(e) or (g) of Section 10.1 with respect to any Obligation owing or Loan Document executed in connection thereto, Lender at any time and from time to time may, without notice to Borrower, except as may otherwise be required hereunder, declare any and all such Obligations immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.

(c) Tax Claims. Upon the occurrence and during the continuance of an Event of Default described in subsection (g) of Section 10.1 with respect to any Tax Claim of $250,000.00 or more, Lender may at any time and from time to time and without notice to Borrower, except as may otherwise be required hereunder, declare any or all of the Obligations associated with such Tax Claim (or which Lender in its reasonable discretion believes will be likely to become associated with such Tax Claim or any similar future Tax Claim) immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.

(d) Other Acceleration. Upon the occurrence and during the continuance of any Event of Default not described in the preceding subsections (a), (b) or (c) of this Section 10.2, Lender may at any time and from time to time and without notice to Borrower, except as may otherwise be required hereunder, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.

Section X.3 Remedies. If any Event of Default shall occur and be continuing, Lender's obligation to make any Development Loan(s) shall be suspended, and Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity. If any Unmatured Event of Default shall occur and be continuing, Lender's obligation to make any Development Loans shall be suspended, except as expressly provided to the contrary herein, so long as any such Unmatured Events of Default or resulting Event of Default is continuing.

Section X.4 Indemnity. Except to the extent expressly provided otherwise in another Loan Document, Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents or the transactions and events including the enforcement or defense thereof at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER PROVIDED ONLY THAT NO PERSON SHALL BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS CAUSED BY SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. As used in this section the term "Lender" shall refer not only to the Person designated as such in Section 1.1, but also to its lender(s) and members and, with respect to each of the foregoing, each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

	ARTICLE XI: Miscellaneous

Section XI.1 Waivers and Amendments; Acknowledgments and Admissions.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

(b) Acknowledgments and Admissions. Borrower hereby represents, warrants and acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made independent decisions to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender to Borrower as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) Lender owes no fiduciary duty to Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower and Lender, (vii) should an Event of Default or Unmatured Event of Default occur or exist Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Unmatured Event of Default, or at any other time, waive, negotiate, discuss or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Unmatured Event of Default or any other provision of the Loan Documents, and (ix) Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to make the Loans.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section XI.2 Survival of Agreements: Cumulative Nature. Lender may assign and/ or transfer its rights and privileges under the Loan Documents at any time and from time to time, including, but not limited to, any collateral assignment to secure any Indebtedness of Lender to any other Person. Any assignee of any of Lender's rights under any of the Loan Documents shall be subrogated to any related rights and remedies that Lender may exercise against Borrower. All of the various representations, warranties, covenants and agreements of Borrower in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Advancing Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. The representations, warranties and covenants made by Borrower in the Loan Documents, and the rights, powers and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify or otherwise reduce the benefit to Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section XI.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery or by registered or certified United States mail, postage prepaid, (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail three
(3) business days after deposit in the mail.

For mail delivery to:

Mallon Resources Corporation
Attention: Mr. George O. Mallon, Jr.
999 18th Street, Suite 1700
Denver, Colorado 80202
Phone No.: (303) 293-2333
Telecopy No.: (303) 293-3601

with copies to:

Holme Roberts & Owen, L.L.P.
Attention: Mr. Thomas A. Richardson
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203-4541
Phone No.: (303) 866-0413
Telecopy No.: (303) 866-0200

For mail delivery to:

Aquila Energy Capital Corporation
Attention: Mr. Lee-Ken Choo
909 Fannin, Suite 1850
Two Houston Center
Houston, Texas 77010-1007
Phone No.: (713) 336-7441
Telecopy No.: (713) 336-7404


with copies to:

Porter & Hedges, L.L.P.
Attention: Mr. Michael L. Grove
700 Louisiana, Suite 3500
Houston, Texas 77002
Phone No.: (713) 226-0657
Telecopy No.: (713) 226-0257

All notices and other communications from Lender to Borrower hereunder shall be deemed effectively given or made to each Borrower if given to the Parent Borrower. All notices and other communications from Borrower to Lender hereunder shall be give or made by Parent Borrower on behalf of each Borrower, and Lender shall have no obligation to respond to, or otherwise be bound by any notice or communication received by it solely from the Subsidiary Borrower.

Section XI.4 Parties in Interest; Transfers. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of Lender which shall not unreasonably be withheld. Lender may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document to any third party (including Affiliates of Lender) that has a credit rating by Standard & Poors that is as good as or better than Standard & Poors' credit rating of Lender's parent company, Aquila Energy Corporation. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section XI.5 Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to principles of conflicts of law. This Agreement has been entered into in Houston, Texas and shall be performable for all purposes in Harris County, Texas. Subject to the provisions of Article XII, courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Lender, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Agreement or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

Section XI.6 Limitation on Interest. Lender, Borrower and any other parties to any Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable under any specific circumstance exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

Section XI.7 Termination; Limited Survival. In their sole and absolute discretion, Borrower and Lender may each, at any time that no Obligations are owing, elect in a notice delivered to the other to terminate this Agreement. Upon receipt of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from any prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by Borrower or Lender in any Loan Documents, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents; provided however, that nothing in this Section 11.7 shall affect any and all continuing rights, validity and enforceability of the ORRI if it has been or is required to have been conveyed.

Section XI.8 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable, all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

Section XI.9 Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

Section XI.10 Further Assurances. The parties agree (a) to furnish upon request to each other such information, (b) to execute and deliver to each other such documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Loan Documents.

Section XI.11	Waiver of Jury Trial, Punitive Damages, Etc .   BORROWER AND
LENDER HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION OR ARBITRATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION OR ARBITRATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

Section XI.12 Controlling Provision Upon Conflict. Except as may be expressly provided otherwise herein, in the event of a conflict between the provisions of this Agreement and those of any other Loan Document or any other instrument referred to herein or executed in connection with this Agreement, the provisions of this Agreement shall control.

	ARTICLE XII: Arbitration

Section XII.1	Arbitration.

(a) Borrower and Lender and any other obligor party (the "parties") will attempt in good faith to resolve any controversy or dispute arising out of or relating to this Agreement promptly by negotiations between themselves. The negotiation process may be started by the giving of written notice by any party to the other parties in accordance with the terms of Section 11.3 hereof, and the parties agree to negotiate in good faith, and select an independent mediator to facilitate the negotiations and conduct up to eight consecutive hours of mediated negotiations in Houston, Texas within 30 days after the notice is first sent. If, within 10 days after the initial notice, the parties are not able to agree upon a mediator, the party originally giving the notice shall promptly notify American Arbitration Association ("AAA"), 1001 Fannin, Houston, Texas 77002, (713) 739-1302. AAA will promptly designate a mediator who is independent and impartial, and AAA's decision about the identity of the mediator will be final and binding.

(b) No arbitration may be commenced by any party unless and until a negotiation complying with the foregoing paragraph has been completed, and no litigation or other proceeding may ever be instituted at any time in any court for the purpose of adjudicating, interpreting or, except as may be set forth in
Section 12.1(h) hereof, enforcing any rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator.

(c) If a controversy or dispute is not resolved after completion of the negotiation process described above, then, upon notice by any party to the other parties (an "Arbitration Notice") and to AAA, the controversy or dispute shall be submitted to an arbitration panel for binding arbitration in Houston, Texas, in accordance with AAA's Commercial Arbitration Rules (the "Rules"). The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitration panel. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C.
Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitration panel shall be final and binding on all parties and judgment upon the award or judgment of the arbitration panel may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitration panel will be shared by all parties engaged in the dispute or controversy on a basis determined to be fair and equitable by the arbitrator, taking into account the relative fault of each party, the relative credibility and merit of all claims and defenses made by each party and the cooperation, speed and efficiency of each party in conducting the arbitration proceedings and complying with the Rules and with orders and requests of the arbitrator.

(d) Promptly after the Arbitration Notice is given, each party will select an arbitrator who will in turn select an independent and impartial third arbitrator. If the arbitrators selected by the parties are unable to agree on a third arbitrator, then one of the parties shall notify AAA and AAA shall select the third arbitrator. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case. Such three arbitrators will constitute the arbitration panel. Any arbitration regarding the Purchase Price for the ORRI shall be conducted by arbitrators who are petroleum engineers employed by one or more of the firms designated in Section 7.1(f) hereof.

(e) Within 10 days after the selection of the arbitration panel, the parties and their counsel will appear before the arbitration panel at a place and time in Houston, Texas, as may be designated by the arbitration panel for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitration panel will set dates and times for additional hearings until the proceeding is concluded. The desire and goal of the parties is, and the arbitration panel will be advised that its goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitration panel shall be entitled to reach a decision based on the evidence which has been presented to it by the parties who did appear. Any arbitral award may be confirmed by a Texas state court.

(f) Any arbitral award may be enforced in the courts of the state of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts for said purpose and the parties hereby irrevocably waive to the fullest extent permitted by law any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(g) The arbitration panel will have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement.

(h) The provisions of this Section 12.1 relating to arbitration of disputes shall not apply to litigation that is instituted for the sole purpose of either: (i) compelling a party to submit to arbitration in accordance with the provisions of this Section 12.1, (ii) obtaining enforcement of any award or judgment of the arbitrator(s) issued pursuant to this Section 12.1, or (iii) Lender's enforcement of any rights or remedies arising out of an Event of Default pursuant to Section 10.1(b) of this Agreement..

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:

MALLON RESOURCES CORPORATION,
a Colorado corporation


By:

Kevin M. Fitzgerald
Executive Vice President



MALLON OIL COMPANY,
a Colorado corporation


By:

Kevin M. Fitzgerald
President

LENDER:

AQUILA ENERGY CAPITAL CORPORATION


By:

Kenneth F. Wyatt
Vice President


	NOTICE TO BORROWER

THIS WRITTEN CREDIT AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER. THIS WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR IF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER.

Affirmation of No Unwritten Oral Credit Agreements. Borrower and Lender affirm by the initials below of their authorized officers or representatives that no unwritten, oral credit agreement exists between them.




Mallon Resources 		            Mallon Oil 			         Lender's
Corporation's 		               Company's 			          Representative's
Representative's		             Representative's		     Initials
Initials			                    Initials